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December 18, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:

Archer Investment Series Trust, File Nos. 333-163981 and 811-22356 (“Registrant”)

Registration Statement on Form N-8A on Form 8-A

Ladies & Gentlemen:

On behalf of the Archer Growth ETF (the “Fund”), a series of the Archer Investment Series Trust (the “Trust”), we enclose herewith for filing pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, a Registration Statement of the Trust on Form 8-A covering the Fund’s common shares of beneficial interest (the “Shares”).

On October 9, 2025, on behalf of the Fund, the Trust filed with the Securities and Exchange Commission a Registration Statement on Form N-1A (Registration Nos. 333-163981 and 811-22356) to register the Shares under the Securities Act of 1933, as amended.

The Shares are being listed on Cboe BZX Exchange, Inc.  and, accordingly, a copy of the Fund’s prospectus which contains a description of the Shares has been transmitted for filing with Cboe BZX Exchange, Inc.

If you have any questions concerning this filing or require any additional information, please contact me at (856) 374-1744.

Very truly yours,

ROPKA LAW, LLC

By: /s/ C. Richard Ropka, Esq.

       C. Richard Ropka, Esq

CRR/ljr

Enclosures

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Archer Investment Series Trust

(Exact name of registrant as specified in its charter)

OHIO

See List Below

(State of Incorporation or Organization)

(I.R.S. Employer Identification No.)

                   11711 North College Avenue, #200,  Carmel, IN                                             46032

(Address of Principal Executive Offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS

NAME OF EACH EXCHANGE ON WHICH

TO BE SO REGISTERED

     EACH CLASS IS TO BE REGISTERED

Common Shares of Beneficial Interest

Of

       Cboe BZX Exchange, Inc

Archer Growth ETF

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box  -            ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following  box -            ☐

Securities Act registration statement file number to which this form relates:  333-163981

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

TITLE OF EACH CLASS TO BE REGISTERED.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Reference is made to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001162044-25-001016) on October 9, 2025, which is incorporated herein by reference.

The Trust currently consists of six (6) separate series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered

IRS Employer ID Number

Archer Growth ETF

41-2943729

ITEM 2.

EXHIBITS

(1)

Amended and Restated Certificate of Trust of the Registrant dated December 10, 2025 filed herewith.

(2)

Agreement and Declaration of Trust dated September 30, 2009 as filed with the State of Ohio on October 7, 2009 is incorporated herein by reference to Exhibit 28(A) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-163981) filed on December 23, 2009.

(3)

By-laws of the Registrant By-laws adopted as of December 1, 2009 is incorporated herein by reference to Exhibit 28(B) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-163981) filed on December 23, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROPKA LAW, LLC

By: /s/ C. Richard Ropka, Esq.

       C. Richard Ropka, Esq